SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2016

BENEFICIAL BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36806	47-1569198
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

Beneficial Bank Place, 1818 Market Street, Philadelphia, Pennsylvania 19103

(Address of principal executive offices) (Zip Code)

(215) 864-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17   CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On July 22, 2016, Beneficial Bancorp, Inc. (the “Company”), the holding company for Beneficial Bank, issued a press release announcing its financial results for the three and six months ended June 30, 2016.  For more information, reference is made to the Company’s press release dated July 22, 2016, a copy of which is attached to this Report as Exhibit 99.1 and is furnished herewith.

Item 8.01                                           Other Events.

On July 21, 2016, the Board of Directors of the Company commenced a quarterly dividend program and declared a cash dividend of $0.06 per share, payable on or after August 11, 2016, to common stockholders of record at the close of business on August 1, 2016.

In addition, on July 21, 2016, the Board of Directors of the Company adopted a second stock repurchase program for up to 10% of the Company’s outstanding common stock, or 7,770,978 shares.  Repurchases will be conducted through open market purchases, which may include purchases under a trading plan adopted pursuant to Securities and Exchange Commission Rule 10b5-1, or through privately negotiated transactions.  Repurchases will be made from time to time depending on market conditions and other factors.  There is no guarantee as to the exact number of shares to be repurchased by the Company.  During the second quarter of 2016, the Company completed its first stock repurchase program, which authorized the repurchase of 8,291,859 shares of the Company’s common stock.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release Dated July 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BENEFICIAL BANCORP, INC.

Date: July 22, 2016	By:	/s/ Thomas D. Cestare
Thomas D. Cestare
Executive Vice President and
Chief Financial Officer